Exhibit 4.10

NINTH SUPPLEMENTAL INDENTURE TO THE
INDENTURE, DATED JUNE 20, 2013
THIS NINTH SUPPLEMENTAL INDENTURE to the Indenture (as defined below), dated as of May 1, 2020 (the “Ninth Supplemental Indenture”), among TRANE TECHNOLOGIES HOLDCO INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Issuer”), INGERSOLL-RAND GLOBAL HOLDING COMPANY LIMITED, a company duly organized and existing under the laws of the State of Delaware (“IRGH”), TRANE TECHNOLOGIES PLC (f/k/a INGERSOLL-RAND PLC), a public limited company duly incorporated and existing under the laws of Ireland (“Trane plc”), TRANE TECHNOLOGIES LUXEMBOURG FINANCE S.A. (f/k/a INGERSOLL-RAND LUXEMBOURG FINANCE S.A.), a Luxembourg public company limited by shares (société anonyme) with registered office at 16, avenue Pasteur, L-2310 Luxembourg and registered with the Trade and Companies Register under number B 189.791 (“Trane Lux”), TRANE TECHNOLOGIES LUX INTERNATIONAL HOLDING COMPANY S.à.r.l. (f/k/a INGERSOLL-RAND LUX INTERNATIONAL HOLDING COMPANY S.à.r.l.), a Luxembourg limited liability company (société à responsabilité limitée) with registered office at 16, avenue Pasteur, L-2310 Luxembourg and registered with the Trade and Companies Register under number B 182.971 and with a share capital of USD 20,000 (“Trane Lux International”), TRANE TECHNOLOGIES IRISH HOLDINGS UNLIMITED COMPANY (f/k/a INGERSOLL-RAND IRISH HOLDINGS UNLIMITED COMPANY), a company duly incorporated and existing under the laws of Ireland (“Trane Ireland” and, together with IRGH, Trane plc, Trane Lux and Trane Lux International, the “Guarantors”), TRANE TECHNOLOGIES COMPANY LLC, a company duly organized and existing under the laws of the State of Texas (the “Successor Co-Obligor”), and THE BANK OF NEW YORK MELLON, a banking corporation duly organized and existing under the laws of the State of New York, acting as Trustee under the Indenture, as defined herein (the “Trustee”).
RECITALS:
WHEREAS, the Issuer, the Guarantors and the Trustee are parties to that certain Indenture, dated as of June 20, 2013, as supplemented by the First Supplemental Indenture dated as of June 20, 2013, the Second Supplemental Indenture dated as of June 20, 2013, the Third Supplemental Indenture dated as of June 20, 2013, the Fourth Supplemental Indenture dated as of November 20, 2013, the Fifth Supplemental Indenture dated as of October 28, 2014, the Sixth Supplemental Indenture dated as of December 18, 2015, the Seventh Supplemental Indenture dated as of April 5, 2016 and the Eighth Supplemental Indenture dated as of May 1, 2020 (collectively, the “Indenture”);
WHEREAS, Ingersoll-Rand Company, a New Jersey corporation (“IRNJ”) and the “Co-Obligor” under the Indenture, and Successor Co-Obligor have entered into an Agreement and Plan of Merger pursuant to which IRNJ has merged with and into the Successor Co-Obligor on the date hereof, with the Successor Co-Obligor surviving the merger;
WHEREAS, Section 801(a) of the Indenture provides, among other things, that IRNJ shall not consolidate, amalgamate or merge with or into any other Person unless the acquiring Person (1) expressly assumes, jointly and severally with the Issuer, the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on all of the Securities issued under the Indenture, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by IRNJ by supplemental indenture and (2) is a solvent corporation, partnership, limited liability company, trust or any other entity organized under the laws of the United States of America or a State thereof or as otherwise permitted under the Indenture;

WHEREAS, the Successor Co-Obligor is hereby assuming, jointly and severally with the Issuer, contemporaneously with the consummation of the merger, (1) the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on all of the Securities issued under the Indenture and (2) the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by IRNJ under the Indenture;
WHEREAS, Section 901 of the Indenture provides, among other things, that, the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture, without the consent of any Holder, to evidence the succession of another limited liability company to the co-obligor and the assumption by any such successor of the covenants of such co-obligor under the Indenture and in the Securities;
WHEREAS, the Successor Co-Obligor has determined that this Ninth Supplemental Indenture complies with Section 901 of the Indenture and does not require the consent of any Holders and, on the basis of the foregoing, the Trustee has determined that this Ninth Supplemental Indenture is in form satisfactory to it; and
WHEREAS, all acts, conditions, proceedings and requirements necessary to make this Ninth Supplemental Indenture a valid, binding and legal agreement enforceable in accordance with its terms for the purposes expressed herein, in accordance with its terms, have been duly done and performed.
WITNESSETH:
NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE ONE

DEFINITIONS
Section 101. Capitalized terms in this Ninth Supplemental Indenture that are not otherwise defined herein shall have the meanings set forth in the Indenture.
Section 102. “Supplemented Indenture” shall mean the Indenture as supplemented by this Ninth Supplemental Indenture.
ARTICLE TWO
ASSUMPTION BY THE SUCCESSOR CO-OBLIGOR
Section 201. The Successor Co-Obligor represents and warrants to the Trustee as follows:
(a) The Successor Co-Obligor is a solvent, duly organized limited liability company and validly existing under the laws of the State of Texas.

(b)The execution, delivery and performance by it of this Ninth Supplemental Indenture have been authorized and approved by all necessary corporate action on its part.
(c)Immediately following the consummation of the merger, and after giving effect thereto, no default in the performance or observance by IRNJ or the Successor Co-Obligor, as the case may be, of any of the terms, covenants, agreements or conditions in respect of the Securities contained in the Indenture shall have occurred and be continuing.
Section 202. In accordance with Section 801(a) of the Indenture, the Successor Co-Obligor hereby expressly assumes, jointly and severally with the Issuer, (1) the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on all of the Securities issued under the Indenture, according to their tenor and (2) the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by IRNJ.
Section 203. Pursuant to Section 803(a) of the Indenture, the Successor Co-Obligor hereby succeeds to, and is substituted for, and may exercise every right and power of, IRNJ as Co-Obligor under the Indenture and the Securities with the same effect as if the Successor Co-Obligor had been named as “Co-Obligor” in the Indenture and the Securities.
Section 204. Nothing in this Ninth Supplemental Indenture shall alter the rights, duties or obligations of the Issuer nor the Guarantors under the Indenture.

ARTICLE THREE

MISCELLANEOUS
Section 301. This Ninth Supplemental Indenture is hereby executed and shall be construed as an indenture supplemental to the Indenture. As provided in the Indenture, this Ninth Supplemental Indenture forms a part thereof, and shall be read and construed together with the Indenture.
Section 302. This Ninth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.
Section 303. This Ninth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
Section 304. The Article headings herein are for convenience only and shall not affect the construction hereof.
Section 305. If any provision of this Ninth Supplemental Indenture limits, qualifies or conflicts with any provision of the Supplemented Indenture which is required to be included in the Supplemented Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.
Section 306. In case any provision in this Ninth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 307. Nothing in this Ninth Supplemental Indenture, the Indenture or the Securities, express or implied, shall give to any person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Ninth Supplemental Indenture or the Securities.
Section 308. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Ninth Supplemental Indenture. The recitals of fact contained herein shall be taken as the statements of the Issuer, the Guarantors and the Successor Co-Obligor, and the Trustee assumes no responsibility for the correctness thereof. For the avoidance of doubt, the Trustee, by executing this Ninth Supplemental Indenture in accordance with the terms of the Indenture, does not agree to undertake additional actions nor does it consent to any transaction beyond what is expressly set forth in this Ninth Supplemental Indenture, and the Trustee reserves all rights and remedies under the Indenture.
Section 309. All covenants and agreements in this Ninth Supplemental Indenture by the parties hereto shall bind their successors.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Ninth Supplemental Indenture to be duly executed, all as of the date first above written.
INGERSOLL-RAND GLOBAL HOLDING COMPANY LIMITED

_/s/ Scott R. Williams___________
Name: Scott R. Williams
Title: Assistant Treasurer

TRANE TECHNOLOGIES LUXEMBOURG FINANCE S.A.
(f/k/a INGERSOLL-RAND LUXEMBOURG FINANCE S.A.)

By: _/s/ Pascal Campaignolle_________________
Name: Pascal Campaignolle
Title: Class A Manager

TRANE TECHNOLOGIES PLC
(f/k/a INGERSOLL-RAND PLC)

By: _/s/ Scott R. Williams_______________________
Name: Scott R. Williams
Title: Assistant Treasurer
TRANE TECHNOLOGIES LUX
INTERNATIONAL HOLDING COMPANY S.a.r.l. (f/k/a INGERSOLL-RAND LUX INTERNATIONAL HOLDING COMPANY S.a.r.l.)

By: _/s/ Pascal Campaignolle_____________________
Name: Pascal Campaignolle
Title: Class A Manager

[Signature Page to Ninth Supplemental Indenture]

TRANE TECHNOLOGIES IRISH HOLDINGS UNLIMITED COMPANY
(f/k/a INGERSOLL-RAND IRISH HOLDINGS UNLIMITED COMPANY)

By: _/s/ Pascal Campaignolle_____________
Name: Pascal Campaignolle
Title: Director
TRANE TECHNOLOGIES HOLDCO INC.

By: _/s/ Scott R. Williams________________
Name: Scott R. Williams
Title: Assistant Treasurer
TRANE TECHNOLOGIES COMPANY LLC

By: _/s/ Scott R. Williams__________________
Name: Scott R. Williams
Title: Assistant Treasurer

[Signature Page to Ninth Supplemental Indenture]

THE BANK OF NEW YORK MELLON, THE BANK OF NEW YORK MELLON, as Trustee

By: _/s/ Laurence J. O’Brien
Name: Laurence J. O’Brien
Title: Vice President

[Signature Page to Ninth Supplemental Indenture]